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                                                                    EXHIBIT 23.3

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Quintus Corporation pertaining to the 1995 Stock Option Plan, 1999 Stock Plan, 1999 Director Option Plan, Employee Stock Purchase Plan, and 1999 Stock Incentive Plan of our reports dated April 30, 1998, which are included in Registration Statement No. 333-86919 on Form S-1.

                                        /s/ Ernst & Young LLP
                                        ---------------------
                                        Ernst & Young LLP

Palo Alto, California
November 17, 1999